Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-142142) of Carbiz, Inc. and Subsidiaries of our report dated April 24, 2009, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Cherry, Bekaert & Holland, L.L.P.

Tampa, Florida
April 24, 2009